Exhibit 99.1

Onto Innovation Reports

2021 First Quarter Results

Record quarterly revenue exceeds guidance resulting in 21% year over year growth

Second quarter guidance exceeds consensus street estimates

Wilmington, Mass., April 29, 2021 – Onto Innovation Inc. (NYSE: ONTO) today announced financial results for the first quarter of 2021.

2021 First Quarter Highlights

•	Quarterly revenue of $169.3 million represents 21% year over year growth compared to the first quarter of 2020 and 9% sequential quarterly growth.
•	Advanced nodes revenue increased 24% over the fourth quarter, primarily from systems supporting 5nm and 3nm logic and advanced DRAM ramps.
•	Advanced packaging demand from 5G and high-performance computing drove inspection revenue growth of 20% over the fourth quarter of 2020.
•	New metrology products providing advanced node solutions for logic, DRAM, and NAND fabs are now installed at five of the top six semiconductor IDMs and foundries.
•

New product from former Inspectrology launched into silicon carbide market, with two orders received, combining overlay metrology with Discover® Run-to-Run software to significantly reduce process variation.

•	Cash flow from operations totaled $51 million or 30% of revenue; cash and marketable securities of $392.9 million at end of quarter.

Onto Innovation Inc.
Key Financial Data for the Quarters Ended March 27, 2021,
December 26, 2020, and March 28, 2020

(in thousands, except per share amounts)

US GAAP
	March 2021	December 2020	March 2020
Revenue	$169,279	$155,128	$139,928
Gross profit margin	53%	49%	45%
Operating income (loss)	$27,485	$14,711	$(5,246)
Net income (loss)	$24,113	$19,914	$(4,404)
Net income (loss) per diluted share	$0.49	$0.40	$(0.09)

US NON-GAAP
	March 2021	December 2020	March 2020
Revenue	$169,279	$155,128	$139,928
Gross profit margin	54%	54%	52%
Operating income	$41,874	$37,633	$22,932
Net income	$36,339	$35,555	$19,740
Net income per diluted share	$0.73	$0.72	$0.39

Exhibit 99.1

Michael Plisinski, chief executive officer for Onto Innovation commented, “The demand for our front-end and back-end products continues to increase as global pressure for a variety of the semiconductor markets we serve climbs higher. The strong demand we see in the advanced nodes was driven by greater adoption of our optical metrology solutions for 5nm and 3nm process ramps. In addition to increases in mainstay product sales, we are encouraged by the growing adoption of our new metrology suite with both tier one and smaller semiconductor manufacturers placing orders for delivery this year.”

Plisinski continued, “Multiple secular drivers provided stronger than expected demand in advanced packaging.  We saw expansions at foundry and OSAT customers to support high performance computing, specialty devices, particularly in 5G smartphones, and baseband RF.  At the midpoint of second quarter guidance, our strengthened outlook reflects growth of 26% over the first half of 2020 and does not included any additional upside from the approval of pending license applications for companies in China.”

First Quarter 2021 GAAP Financial Results

•	First quarter revenue totaled $169.3 million, an increase of 9% compared with $155.1 million for the fourth quarter of 2020.
•

Gross profit margin was 53% of revenue in the first quarter, compared to 49% in the fourth quarter of 2020. Fourth quarter gross margin was negatively impacted by an inventory reserve for a discontinued product line.

•	Operating expenses totaled $63.0 million, an increase of $2.4 million compared to $60.6 million in the fourth quarter of 2020.
•	Operating income was $27.5 million, an increase of $12.8 million compared to $14.7 million in the fourth quarter of 2020.
•	GAAP net income was $24.1 million, or $0.49 per diluted share and at the high-end of guidance, compared with $19.9 million, or $0.40 per diluted share, for the 2020 fourth quarter.

First Quarter 2021 Non-GAAP Financial Results

•	Gross profit margin was 54% of revenue for both the first quarter of 2021 and the fourth quarter of 2020.
•

Operating income was $41.9 million, an increase of $4.3 million and represented 25% of revenue in the first quarter of 2021. This compared to operating income of $37.6 million in the fourth quarter of 2020.

•	Non-GAAP net income was $36.3 million, or $0.73 per diluted share compared to non-GAAP net income of $35.6 million, or $0.72 per diluted share in the fourth quarter of 2020.
•	Non-GAAP results exclude merger-related expenses, restructuring costs, litigation expenses and the amortization of intangible assets as detailed in the accompanying tables.

Balance Sheet

•	As of March 27, 2021, cash and marketable securities increased $19.2 million in the quarter, net of $27 million for the acquisition of Inspectrology, LLC.
•	Working capital increased $16.8 million from the 2020 fourth quarter and ended the quarter at $628.4 million.
•

Accounts receivable decreased in the quarter to $141.9 million and inventory increased, ending the quarter at $200.9 million with the increase related to anticipated higher sales volume in the second quarter and systems in finished goods awaiting license approval to ship to customers in China.

Outlook

Exhibit 99.1

The Company is currently anticipating revenue for the second quarter of 2021 to be in the range of $173 million to $184 million. This guidance assumes that the safety protocols in place continue to limit the impact of COVID-19 on our factories and our suppliers. Within this revenue range the Company is expecting GAAP net income per diluted share to be in the range of $0.58 to $0.67 and non-GAAP net income per diluted share to be in the range of $0.76 to $0.85.

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, April 29, 2021, to discuss its first quarter 2021 financial results in greater detail. To participate in the call, please dial (800) 367-2403 or International: +1 (334) 777-6978 and reference conference ID 2203382 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available from 7:30 p.m. ET on April 29, 2021 until 7:30 p.m. ET on May 6, 2021. To access the replay, please dial (888) 203-1112 and reference conference ID 2203382 at any time during that period. A replay will also be available at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial measures, including non-GAAP net income and non-GAAP EPS, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, litigation expenses and restructuring costs. Non-GAAP net income and non-GAAP EPS can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring charges: we incur restructuring and impairment charges on individual or groups of employed assets, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Exhibit 99.1

Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Onto Innovation’s business momentum and future growth; the benefit to customers of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s 2021 financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the length, severity and potential business impact of the COVID-19 pandemic, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the novel coronavirus situation. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 26, 2020 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; elemental layer composition; overlay metrology; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain helps our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Exhibit 99.1

Source: Onto Innovation Inc.

For more information, please contact:

Michael Sheaffer

+1.978.253.6273

Mike.Sheaffer@OntoInnovation.com

(Financial tables follow)

Exhibit 99.1

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	March 27, 2021	December 26, 2020

ASSETS
Current assets
Cash, cash equivalents and marketable securities	$392,900	$373,722
Accounts receivable, net	141,876	149,251
Inventories	200,896	191,217
Prepaid and other assets	19,156	17,471
Total current assets	754,828	731,661
Net property, plant and equipment	87,679	87,950
Intangibles, net	632,101	624,989
Other assets	29,111	23,572
Total assets	$1,503,719	$1,468,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$74,547	$77,258
Other current liabilities	51,865	42,833
Total current liabilities	126,412	120,091
Other non-current liabilities	84,995	83,335
Total liabilities	211,407	203,426
Stockholders’ equity	1,292,312	1,264,746
Total liabilities and stockholders’ equity	$1,503,719	$1,468,172

(Financial tables to follow)

Exhibit 99.1

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended
	March 27,	December 26,	March 28,
	2021	2020	2020
Revenue	$169,279	$155,128	$139,928
Cost of revenue	78,810	79,779	77,297
Gross profit	90,469	75,349	62,631
Operating expenses:
Research and development	21,964	21,812	20,927
Sales and marketing	13,104	11,272	13,071
General and administrative	15,559	14,889	20,147
Amortization	12,357	12,665	13,732
Total operating expenses	62,984	60,638	67,877
Operating income (loss)	27,485	14,711	(5,246)
Interest income, net	361	459	1,210
Other (expense) income, net	(1,244)	(643)	32
Income (loss) before income taxes	26,602	14,527	(4,004)
Provision (benefit) for income taxes	2,489	(5,387)	400
Net income (loss)	$24,113	$19,914	$(4,404)
Earnings (loss) per share:
Basic	$0.49	$0.41	$(0.09)
Diluted	$0.49	$0.40	$(0.09)
Weighted average shares outstanding:
Basic	49,000	48,931	50,121
Diluted	49,572	49,326	50,121

(Financial tables to follow)

Exhibit 99.1

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended
	March 27, 2021	December 26, 2020	March 28, 2020
Revenue	$169,279	$155,128	$139,928
Gross profit	$91,029	$83,958	$72,533
Gross margin as percentage of revenue	54%	54%	52%
Operating expenses	$49,155	$46,325	$49,601
Operating income	$41,874	$37,633	$22,932
Operating margin as a percentage of revenue	25%	24%	16%
Net income	$36,339	$35,555	$19,740
Net income per diluted share	$0.73	$0.72	$0.39

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended
	March 27, 2021	December 26, 2020	March 28, 2020
U.S. GAAP gross profit	$90,469	$75,349	$62,631
Pre-tax non-GAAP items:
Merger related expenses	254	505	9,902
Restructuring expense	306	8,104	—
Non-GAAP gross profit	$91,029	$83,958	$72,533
U.S. GAAP gross margin as a percentage of revenue	53%	49%	45%
Non-GAAP gross margin as a percentage of revenue	54%	54%	52%
U.S. GAAP operating expenses	$62,984	$60,638	$67,877
Pre-tax non-GAAP items:
Merger related expenses	969	1,647	1,936
Restructuring expense	—	—	2,608
Litigation expenses	503	—	—
Amortization of intangibles	12,357	12,666	13,732
Non-GAAP operating expenses	49,155	46,325	49,601
Non-GAAP operating income	$41,874	$37,633	$22,932
GAAP operating margin as a percentage of revenue	16%	9%	(4%)
Non-GAAP operating margin as a percentage of revenue	25%	24%	16%

(Financial tables to follow)

Exhibit 99.1

ONTO INNOVATION INC.

RECONCILIATION OF U.S. GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended
	March 27, 2021	December 26, 2020	March 28, 2020
U.S. GAAP net income (loss)	$24,113	$19,914	$(4,404)
Pre-tax non-GAAP items:
Merger related expenses	1,223	2,152	11,838
Restructuring expense	306	8,104	2,608
Litigation expense	503	—	—
Amortization of intangibles	12,357	12,666	13,732
Net tax provision adjustments	(2,163)	(7,281)	(4,034)
Non-GAAP net income	$36,339	$35,555	$19,740
Non-GAAP net income per diluted share	$0.73	$0.72	$0.39

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF SECOND QUARTER 2021

GAAP TO NON-GAAP GUIDANCE

	Low	High
Estimated GAAP net income per diluted share	$0.58	$0.67
Estimated pre-tax non-GAAP items:
Merger related expenses	0.02	0.02
Litigation expense	0.01	0.01
Amortization of intangibles	0.25	0.25
Net tax provision adjustments	(0.10)	(0.10)
Estimated non-GAAP net income per diluted share	$0.76	$0.85

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